SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                  Act of 1934 (Amendment No.          )

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

              GENERAL EMPLOYMENT ENTERPRISES, INC.
        (Name of Registrant as Specified in Its Charter)

  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required
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     and 0-11.
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          applies:__________________________________________________
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          ____________________________________________________________
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          computed pursuant to Exchange Act Rule 0-11 (Set forth
          the amount on which the filing fee is calculated and
          state how it was determined):
          ____________________________________________________________
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              GENERAL EMPLOYMENT ENTERPRISES, INC.

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



To the Shareholders of

GENERAL EMPLOYMENT ENTERPRISES, INC.:

     You are cordially invited to attend the Annual Meeting of Shareholders of General Employment Enterprises, Inc. which will be held at The DuPage Club, 1901 S. Meyers Road, in Oakbrook Terrace, Illinois 60181, on Monday, February 28, 2000, at 10:00 a.m., local time, for the following purposes:

     1.   To elect five directors of the Company;

     2. To act upon such other matters as may properly be brought before the meeting.

Shareholders of record at the close of business on December 31, 1999 will be entitled to vote at the meeting.

                                   By Order of the Board of Directors

                                   Nancy C. Frohnmaier
                                   Secretary





Oakbrook Terrace, Illinois
January 25, 2000


                     YOUR VOTE IS IMPORTANT

Even if you plan to attend the Annual Meeting, you are urged to sign, date and promptly return your proxy in the postage paid envelope that is enclosed, so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.





              GENERAL EMPLOYMENT ENTERPRISES, INC.
                     Oakbrook Terrace Tower
                   One Tower Lane, Suite 2100
                Oakbrook Terrace, Illinois  60181



                         PROXY STATEMENT
               For Annual Meeting of Shareholders



  This statement and the accompanying proxy card, which are first being sent to shareholders on approximately January 25, 2000, are being furnished in connection with a solicitation of proxies by the Board of Directors of General Employment Enterprises, Inc. (the "Company"), an Illinois corporation, to be voted at the Annual Meeting of Shareholders to be held on Monday, February 28, 2000, at 10:00 a.m., local time, at The DuPage Club, 1901 S. Meyers Road, in Oakbrook Terrace, Illinois 60181.

  The only voting securities of the Company entitled to be voted at the Annual Meeting are the shares of Common Stock, of which there were 5,086,656 outstanding on December 31, 1999, the record date for the Annual Meeting. Shareholders are entitled to one vote for each share held except that, in elections for directors, each shareholder has cumulative voting rights. When voting cumulatively, each shareholder has the number of votes equal to the number of directors to be elected (five) multiplied by the number of his or her shares. Such number of votes may be divided equally among all nominees, may be cumulated for one nominee, or may be distributed on any basis among as many nominees as is desired.

  Each proxy that is properly signed and received before the Annual Meeting will, unless such proxy has been revoked, be voted in accordance with the instructions on such proxy. If no instruction is indicated on the proxy card, the shares will be voted for election of the five nominees for director listed in this proxy statement. Proxies given may be revoked at any time before the voting thereof by delivering to the Company a written statement revoking the proxy or a subsequently dated proxy, or by attending the meeting and voting in person.

  A quorum of shareholders is necessary to take action at the Annual Meeting. A majority of the total outstanding shares of Common Stock of the Company, represented in person or by proxy, will constitute a quorum for purposes of the meeting.
Abstentions will be treated as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum. The five nominees for director receiving the highest number of votes cast will be elected directors of the Company; abstentions will have no effect on the vote for the election of directors.


ELECTION OF DIRECTORS

  The Company's Board of Directors was previously comprised of six directors. Effective November 3, 1999, Leonard Chavin resigned as a director of the Company. At such time, the number of directors constituting the entire Board of Directors was reduced to five. Therefore, five directors are to be elected at the Annual Meeting, to serve until the 2001 Annual Meeting of Shareholders, or until their successors are elected and qualified. Proxies will be voted, unless otherwise indicated, for the election of the nominees named below. If necessary to elect the nominees named below, proxies will be voted cumulatively.



Nominees

  The following information is furnished with respect to each nominee for election as a director:

Name and Age              Primary Occupation and Other Information

HERBERT F. IMHOFF (73)    Chairman of the Board of the Company
                          since 1968; Director of the Company
                          since 1967; named Chief Executive
                          Officer in February 1997; served as
                          President from 1964 until 1997.  Mr.
                          Imhoff is the father of Herbert F.
                          Imhoff, Jr.

WALTER T.
 KERWIN, JR. (82)         Director of the Company since 1984;
                          former Vice Chief of Staff of the U.S.
                          Army; served as a consultant to the
                          Army, the Department of Defense and
                          private industry since 1978.

HERBERT F.
 IMHOFF, JR. (50)         Director of the Company since
                          1986; named President and Chief
                          Operating Officer in February 1997 and
                          had previously been Executive Vice
                          President since 1986; has served as
                          the Company's general counsel since
                          1982.  Mr. Imhoff, Jr. is the son of
                          Herbert F. Imhoff.

SHELDON BROTTMAN  (65)    Director of the Company since 1991; is
                          an attorney, and for more than 10
                          years, has operated a real estate
                          management and development business.
                          Until December 1997, he was President
                          and CEO of Jemm Wholesale Meat Co.,
                          Chicago, IL.

DELAIN G. DANEHEY  (65)   Director of the Company since 1995;
                          formerly with the auditing firm of
                          Ernst & Young LLP for 31 years, and
                          was a partner when he retired from the
                          firm in 1991.


  All of the foregoing nominees are currently serving as directors of the Company and were elected by the shareholders at the last Annual Meeting. Each of the above-named nominees has agreed to serve if elected.


Information Concerning the Board of Directors and its Committees

  The Board of Directors meets on a regularly scheduled basis during its fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board held five meetings during the last fiscal year. No director of the Company attended fewer than 75% of the total meetings of the Board and Committee meetings on which such Board members served during this period.

Executive Committee
  The Board of Directors has an Executive Committee consisting of the Board of Directors as a whole, and meetings of the committee may be called or requested by the chairman of the board, the president, or a majority of the directors. The Executive Committee is authorized to act upon all matters requiring Board approval except the declaration of dividends, corporate reorganization, and merger and acquisition decisions. As provided in the By-Laws of the Company, a majority of the directors constitutes a quorum for the purposes of transacting committee business. No Executive Committee meetings were held in fiscal 1999.

Audit Committee
  The Audit Committee, which is comprised of all members of the Board, meeting as a committee of the whole, is primarily concerned with the effectiveness of the Company's accounting policies and practices, its financial reporting and with the review of internal policies and practices. Specifically, the Audit Committee reviews and approves the scope of the annual audit of the Company's books, reviews the findings and recommendations of the independent auditors at the completion of their audit, and approves annual audit fees and the selection of an auditing firm. The Audit Committee met once during fiscal 1999.

Stock Option Committee
  The Board has a Stock Option Committee which is comprised of all non-employee Directors. During fiscal 1999 this committee was comprised of Sheldon Brottman, Delain G. Danehey, Walter T. Kerwin, Jr. and Leonard Chavin. The function of this committee is to oversee the administration of the Company's stock option plans. The Stock Option Committee has the power to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option, the time or times at which options shall be granted, and the terms of such options. The Stock Option Committee met twice during fiscal 1999.

  The Board of Directors does not have a standing Nominating
Committee or Compensation Committee.


Nominations

  The By-Laws of the Company establish procedures for the nomination of candidates for election to the Board of Directors. The By-Laws provide that nominations may be made by the Board of Directors or by a committee appointed by the Board of Directors. Any shareholder entitled to vote in the election of directors generally may make nominations for the election of directors to be held at an annual meeting of shareholders, provided that such shareholder has given actual written notice of his intent to make such nomination or nominations to the secretary of the Company not later than sixty days before the anniversary date of the immediately preceding annual meeting of shareholders. Each such notice must set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings involving any two or more of the shareholders, each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder or relating to the Company or its securities or to such nominee's service as a director if elected; (d) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company, if so elected.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Listed in the following table is information concerning persons known to the Company to be beneficial owners of more than five percent of the Company's outstanding Common Stock as of December
31, 1999:

Title of   Name and Address          Amount and Nature of      Percent
Class      of Beneficial Owner       Beneficial Ownership*     of Class

Common     Herbert F. Imhoff              1,479,038(1)          28.47
           One Tower Lane, Suite 2100
           Oakbrook Terrace, IL 60181

*The named individual has sole voting and dispositive power over the shares listed.

(1) Includes 108,387 option shares exercisable by Mr. Imhoff within 60 days of record date.


  The following information is furnished as of December 31, 1999, to indicate beneficial ownership by each director and each "named executive officer," as defined below, individually, and all executive officers and directors as a group:

Title of   Name of                Amount and Nature of       Percent
Class      Beneficial Owner       Beneficial Ownership*      of Class

Common     Herbert F. Imhoff         1,479,038(1)             28.47

Common     Herbert F. Imhoff, Jr.      118,749(2)              2.29

Common     Walter T. Kerwin, Jr.        43,767(3)               **

Common     Sheldon Brottman             76,082(4)              1.47

Common     Delain G. Danehey            42,687(3)               **

Common     Gregory Chrisos              32,308(5)               **

Common     Marilyn L. White             30,310(6)               **

Common     Kent M. Yauch                32,447(6)               **

All directors and executive          1,898,859(7)             34.04
officers as a group (nine in number)

* Unless noted otherwise, the named individuals have sole voting and dispositive power over the shares listed.
** Represents less than 1%.

(1) Includes 108,387 option shares exercisable by Mr. Imhoff within 60 days of record date.

(2) Includes 3,461 shares held in a custodial account for the benefit of Mr. Imhoff, Jr.'s son and 100,912 option shares exercisable by Mr. Imhoff, Jr. within 60 days of record date.

(3) Includes options to purchase 39,962 shares exercisable within 60 days of record date.

(4) Includes 74,082 option shares exercisable within 60 days of record date.

(5) Includes 31,308 option shares exercisable within 60 days of record date.

(6) Represents options to purchase shares exercisable within 60 days of record date.

(7) Includes 3,461 shares held in a custodial account for the benefit of Mr. Imhoff, Jr.'s son and 492,106 option shares exercisable by members of the group within 60 days of record date.



EXECUTIVE OFFICERS OF THE COMPANY

  All executive officers are elected annually by the Board of Directors at the first meeting of the Board held following each annual meeting of shareholders, and hold office until their successors are elected and qualified. The current executive officers of the Company are as follows:

Name and Age              Position and Other Information

HERBERT F. IMHOFF  (73)   Chairman of the Board and Chief
                          Executive Officer. Mr. Imhoff is the
                          father of Herbert F. Imhoff, Jr.

HERBERT F.
 IMHOFF, JR. (50)         President and Chief Operating
                          Officer.  Mr. Imhoff, Jr. is the son
                          of Herbert F. Imhoff.

MARILYN L. WHITE  (49)    Vice President.  Elected Vice
                          President in 1996; she is responsible
                          for the Company's western division;
                          before that, she served in numerous
                          management capacities, including
                          General Manager of the Company's
                          placement services division.

GREGORY CHRISOS  (43)     Vice President.  Elected Vice
                          President of the Company in November,
                          1999; he is responsible for the
                          Company's eastern division, and has
                          been Vice President of Triad, the
                          Company's contract services
                          subsidiary, since 1996; before that he
                          served as branch manager of the
                          Company's Woburn, MA office since
                          1990.

KENT M. YAUCH  (53)       Treasurer of the Company since
                          1991; he was also named Chief
                          Financial Officer in 1996.

NANCY C. FROHNMAIER (55)  Vice President since 1995 and
                          Corporate Secretary since 1985.



COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

  The following table sets forth certain information regarding compensation awarded, earned or paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the other four most highly-compensated executive officers. These individuals are sometimes herein referred to as the "named executive officers."

                         Summary Compensation Table

                                                  Long-Term
                                                  Compensation
                                                  Awards -
Name and                            Annual        Securities    All Other
Principal              Fiscal    Compensation     Underlying    Compen-
Position               Year    Salary     Bonus   Options (1)   sation (2)

Herbert F. Imhoff      1999  $404,800  $ 40,480     23,000       $    0
Chairman and Chief     1998   368,000   162,432     18,975            0
Executive Officer      1997   302,500   207,148     66,412        2,000

Herbert F. Imhoff, Jr. 1999  $248,600  $ 24,860     34,500       $2,400
President and Chief    1998   226,000    87,463     18,975        2,400
Operating Officer      1997   176,000   120,522     47,437        2,025

Marilyn L. White       1999  $150,000  $ 36,526     11,500       $2,625
Vice President         1998   130,000    27,083      9,487        2,400
                       1997    90,000    39,340     20,397        2,064

Gregory Chrisos        1999  $150,000  $ 68,956     11,500       $2,624
Vice President         1998   130,000    26,496      9,487        2,400
                       1997   105,000    17,527     31,308        1,013

Kent M. Yauch          1999  $130,000  $ 10,000      5,750       $2,325
Chief Financial        1998   115,000    25,000      5,692        2,156
Officer and Treasurer  1997   100,000    25,000     21,005        1,563

(1) Adjusted in accordance with the anti-dilution provisions of the Company's stock option plans, to reflect a 15% stock dividend paid on October 29, 1999.
(2) Amounts represent the Company's contribution to the Company's
401(k) Incentive Savings Plan.


Stock Option Grants

  The following table shows all grants of stock options in fiscal
1999 under the 1997 and 1999 Stock Option Plans, to each named executive officer. The exercise price of all options was the fair market value on the date of grant.

                Option Grants in Last Fiscal Year
                        Individual Grants

                                   Percent
                      Number of    of Total    Exercise
                      Securities   Options     or Base                Grant
                      Underlying   Granted to  Price                  Date
                      Options      Employees   (Per                   Present
                      Granted      in Fiscal   Share)    Expiration   Value
Name                  (1) (2)      Year        (1)       Date         (3)

Herbert F. Imhoff       23,000     14.81%      $4.35     9/26/2009    $40,600
Herbert F. Imhoff, Jr.  34,500     22.22        4.35     9/26/2009     60,900
Marilyn L. White        11,550      7.41        4.35     9/26/2009     20,388
Gregory Chrisos         11,550      7.41        4.35     9/26/2009     20,388
Kent M. Yauch            5,750      3.70        4.35     9/26/2009     10,150

(1) Adjusted in accordance with the anti-dilution provisions of the Company's stock option plans, to reflect a 15% stock dividend paid on October 29, 1999.
(2) Options are immediately exercisable except those granted to Ms. White and Mr. Chrisos which are exercisable two years after date of grant.
(3) Present value calculations are based on the Black-Scholes option pricing model. The assumptions used for this calculation are an expected option life of 3 years, stock price volatility of 57%, a risk-free interest rate of 5.3% and a dividend yield of 1.0%.


Stock Option Exercises and Fiscal Year-End Stock Option Values

  The following table shows information with respect to each named executive officer concerning the value of unexercised options held as of the end of fiscal 1999. No options were exercised by the officers during fiscal 1999.

         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                      Value of
                           Number of Securities       Unexercised
                           Underlying Unexercised     In-the-Money
                           Options at F/Y End (1)     Options at F/Y End (2)
                           Exer-        Unexer-       Exer-     Unexer-
Name                       cisable      cisable       cisable   cisable

Herbert F. Imhoff          108,387           0        $     0   $     0
Herbert F. Imhoff, Jr.     100,912           0        $     0   $     0
Marilyn L. White            30,310      20,987        $ 6,642   $     0
Gregory Chrisos             31,308      20,987        $     0   $     0
Kent M. Yauch               32,447           0        $     0   $     0

(1) Number of shares adjusted in accordance with the anti-dilution provisions of the Company's stock option plans, to reflect a 15% stock dividend paid on October 29, 1999.
(2) Represents the spread between $3.81, the closing price of the Company's Common Stock on the American Stock Exchange on September 30, 1999 (adjusted for a 15% stock dividend), and the option price per share multiplied by the number of unexercised options.


Compensation of Directors

  During the last fiscal year directors, who are not full-time employees of the Company, were compensated at the rate of $2,000 per month. In addition, during the fiscal year, each non-employee director was granted options to purchase 11,500 shares of the Company's stock (adjusted for the 15% stock dividend paid October 29, 1999). The exercise price of these options was the fair market value on the dates of grant. Compensation for non-employee Executive Committee members is $1,000 per meeting; however, no Executive Committee meetings were held in fiscal 1999. Since Audit Committee and Stock Option Committee meetings are held in conjunction with regular Board meetings, committee members receive no additional fee for serving on the Audit Committee or the Stock Option Committee.


Supplemental Executive Retirement Plan

  The Company has agreed to provide Herbert F. Imhoff with a retirement benefit of $400,000 subsequent to his retirement. Under the terms of the agreement, the retirement benefit is to be paid in a number of equal monthly installments equal to the number of months between the first day of the month following his termination date and the first day of the month in which Mr. Imhoff attains age 75. The retirement benefit is also to be paid in the event of a termination without cause or a constructive termination within 12 months following a change in control. In the event of Mr. Imhoff's death, the retirement benefit is to be paid to his designated beneficiary. Mr. Herbert F. Imhoff also has an employment contract with the Company dated October 1, 1962, providing for exclusive continuous employment during a period of time mutually agreeable to the parties.


Senior Employment Contracts

  Herbert F. Imhoff and Herbert F. Imhoff, Jr. each have employment security agreements with the Company which, in general, provide for payments in the amount of twice their respective annual compensation, plus continued participation in any employee benefit plan maintained by the Company in which the executive participates at the date of termination, in the event that the employment of the executive is terminated by the Company for any reason other than good cause within twenty-four months following change of control of the Company.

  A change of control shall be deemed to take place on the occurrence of any of the following events on or after May 14, 1990, without the prior written approval of a majority of the entire Board of Directors of the Company as it exists immediately before such event:
(1) The acquisition by an entity, person or group of beneficial ownership of capital stock of the Company if after such acquisition such entity, person or group is entitled to exercise more than 30% of the outstanding voting power of all capital stock of the Company entitled to vote in elections of directors ("Voting Power");
(2) The effective time of (I) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding Voting Power of the Company immediately prior to such merger or consolidation hold less than 50% of the Voting Power of the surviving or resulting corporation, or (II) a transfer of 30% of the Voting Power, or a substantial portion of the property, of the Company other than to an entity of which the Company owns at least 50% of the Voting Power; or
(3) The election to the Board of Directors of the Company of candidates who were not recommended for election by the Board of Directors of the Company in office immediately before the election, if such candidates constitute a majority of those elected in that particular election.


REPORT ON EXECUTIVE COMPENSATION

  Although the Company's Board of Directors does not have a formal Compensation Committee, its non-employee Board members review the Chief Executive's and Chief Operating Officer's base compensation and executive performance bonus plan annually. These Board members propose compensation adjustments and a new bonus plan for the following year for consideration and full Board approval. The Company's Chief Executive Officer and Chief Operating Officer abstain from voting on executive compensation and bonus plan issues.

  It is believed that in 1999 the executive officers of the Company were compensated at levels comparable to their peers in other service and staffing businesses of similar size. No quantifying surveys or measurable statistics were utilized in determining executive compensation.

  Compensation of the executive officers has three primary components: base salary, incentive compensation and stock option awards.


Incentive Compensation

  Under the 1999 Executive Bonus plan payable to the Chief Executive Officer and to the President and Chief Operating Officer, certain performance levels and profit goals for the Company were established. Under the established bonus formula for 1999, no bonuses were earned by either executive. However, in recognition of an exceptionally strong corporate profit performance for fiscal 1999, the non-employee members of the Board of Directors approved payment of a discretionary year-end bonus to the Chief Executive Officer and to the President and Chief Operating Officer, equal to 10% of the respective base salaries for these two officers for Fiscal 1999.


Stock Option Awards

  The stock options granted by the Stock Option Committee have an exercise price equal to the fair market value of the Company's stock on the date of grant, and thus reward the recipient only if the Company's stock price appreciates above the price on the date of grant.

  In 1999, the Stock Option Committee granted a total of 155,250 options to 19 employees, including the executive officers of the Company. These grants ranged from 1,150 option shares to 34,500 option shares.


Compensation of the Chairman of the Board and Chief Executive Officer

     During the Company's 1999 fiscal year, Herbert F. Imhoff, Chairman of the Board and Chief Executive Officer, received an increase in base salary from $368,000 to $404,800, and was provided with a bonus plan contingent upon the Company achieving specific pretax earning levels. While the pretax earnings level for 1999 was not achieved, in recognition of his contributions in achieving the second best net profitability in the Company's history, the non-employee Board members voted to reward the Company's Chief Executive Officer with a discretionary bonus equal to 10% of his base salary, or $40,480. In determining the 1999 increase in base salary compensation for the Chief Executive Officer, the Board's non-employee directors considered (a) annualized base pay and bonus awards for chief executive officers of comparable companies and (b) the Company's five-year compounded annual growth rate in revenues and profitability.

  This report on Executive Compensation is submitted by the non-employee Directors of the Company:

                        Sheldon Brottman
                        Delain G. Danehey
                      Walter T. Kerwin, Jr.



PERFORMANCE GRAPH

  The following graph compares the cumulative total return of the Company's common stock with that of a Peer Group Index and the Russell 2000. The graph assumes an investment of $100 on September 30, 1994 and that all dividends were reinvested.

  The Peer Group Index consists of other publicly traded staffing service companies including: Alternative Resources Corporation, Acsys, Inc., Comforce Corporation, Headway Corporate Resources, Inc., Renaissance Worldwide, Inc., Romac International, Inc., SOS Staffing Services, Inc. and StaffMark, Inc.

  SOS Staffing began trading its shares in June 1995 and in August 1995, Romac International's shares started trading.
Shares of Renaissance Worldwide began trading in June 1996,
StaffMark began trading in November 1996 and Acsys shares started trading in February 1998.


                  Total Return to Stockholders
              (Assumes $100 Investment on 9/30/94)

                (PERFORMANCE GRAPH APPEARS HERE)

                                Total Return Analysis
                      9/30/94  9/30/95  9/30/96  9/30/97  9/30/98  9/30/99

General Employment    $100.00  $162.05  $315.60  $516.11  $285.19  $236.96
Peer Group            $100.00  $161.55  $219.86  $268.47  $234.72  $ 82.96
Russell 2000          $100.00  $121.19  $134.91  $175.26  $144.08  $162.85


OTHER MATTERS

Proposals of Shareholders

  In order to be considered for inclusion in the Proxy Statement for the 2001 Annual Meeting of Shareholders, any shareholder proposal to take action at that meeting must be received by the Company at its address hereinabove, on or before September 26, 2000. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

  In addition, any shareholder wishing to bring business before an annual meeting must comply with certain provisions in the Company's By-Laws. The Company's By-Laws establish an advance notice procedure with regard to certain matters to be brought before an annual meeting of shareholders of the Company other than by or at the direction of the Board of Directors of the Company. Such notice generally must be delivered to or mailed to and received by the Secretary at the principal executive offices of the Company not less than 30 days nor more than 60 days before the meeting. The shareholder must also comply with certain other provisions set forth in the Company's By-Laws relating to the bringing of business before an annual meeting. For a copy of the Company's By-Laws, which includes the provisions relating to the bringing of business before an annual meeting, an interested shareholder should contact the Secretary of the Company at One Tower Lane, Suite 2100, Oakbrook Terrace, Illinois 60181.



Independent Auditors

  Ernst & Young LLP, independent auditors, have been auditors of the Company since 1985 and have been selected by the Board of Directors of the Company to serve as independent auditors for the Company for the year ending September 30, 2000.

  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they desire to do so.


Manner and Costs of Solicitation

  The cost of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by the use of mail, but certain officers and regular employees of the Company or its subsidiary, without additional compensation, may use their personal efforts by telephone or otherwise, to obtain proxies.


Availability of Form 10-K

  The Company will furnish upon request and without charge to each record or beneficial owner of its securities from whom it solicits proxies, a copy of its current annual report on Form 10-K including the financial statements and financial schedules thereto, filed with the Securities and Exchange Commission. Requests should be in writing and addressed to

                         Investor Relations Department
                         General Employment Enterprises, Inc.
                         Oakbrook Terrace Tower
                         One Tower Lane, Suite 2100
                         Oakbrook Terrace, Illinois 60181
                         or e-mail to invest@genp.com


Other Business

  At the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those stated above, that may be brought before the meeting. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO
SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE
PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE, IF MAILED IN THE
UNITED STATES.

  Directions to the location of this year's Annual Meeting can be obtained by contacting the Company's Investor Relations
Department at the above addresses or by calling (630) 954-0495.

                                              By Order of the Board
                                              of Directors



                                              Nancy C. Frohnmaier
                                              Secretary





Oakbrook Terrace, Illinois





                            APPENDIX

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
             OF GENERAL EMPLOYMENT ENTERPRISES, INC.
     One Tower Lane, Suite 2100, Oakbrook Terrace, IL 60181

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of GENERAL EMPLOYMENT ENTERPRISES, INC. hereby appoints HERBERT F. IMHOFF and WALTER T. KERWIN, JR., and each of them, as the proxies (with full power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on February 28, 2000 and any adjournment thereof. If a vote is not specified, said proxies will vote FOR election of directors.

1.   Election of Directors, Nominees:
     S. Brottman, D. G. Danehey, H. F. Imhoff, H. F. Imhoff, Jr.,
     W. T. Kerwin, Jr.

                          For, except vote withheld
FOR ___   WITHHOLD ___    from the following nominee(s): ____________

2. In their discretion, in the transaction of such other business as may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes with an "X" but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendation.

Please sign and date on the reverse side, and mail this proxy in the enclosed envelope as promptly as possible.


This proxy when properly executed will be voted as directed. If no direction is made, this proxy will be voted FOR the election of Directors. This proxy confers on the proxy holders the power of cumulative voting and the power to vote cumulatively for less than all of the nominees as described in the accompanying proxy statement.

  The Board of Directors recommends a vote FOR the election of Directors.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                              __________________________________

                              __________________________________
                              SIGNATURE(S)

                              DATED:_______________________, 2000
                                     (PLEASE INSERT DATE)